Warby Parker Announces Second Quarter 2022 Results
Revenue increased 13.7% to $149.6 million
Active customers increased 8.7% to 2.26 million

NEW YORK, August 11, 2022. Warby Parker Inc. (NYSE: WRBY) (the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the second quarter ended June 30, 2022.
"Q2 was another quarter where Warby Parker made strong progress against our core strategic growth initiatives, gained market share, and delighted customers despite shifts in consumer spending,” said Co-Founder and Co-CEO Neil Blumenthal.
“We offer products and services people need to see, and believe we offer unparalleled value and a superior customer experience that well position us over the long term. Our team remains focused on sustainable growth, expanding profitability, and providing vision for all,” added Co-Founder and Co-CEO Dave Gilboa.
Second Quarter 2022 Highlights
•Net revenue increased $18.1 million, or 13.7%, to $149.6 million compared to second quarter 2021 and increased 19.1% on a 3-year CAGR basis compared to the second quarter of 2019.
•Increased active customers 8.7% to 2.26 million year over year.
•Average revenue per customer increased 8.2% year over year to $254.
•Q2 2022 GAAP net loss of $32.2 million.
•Q2 2022 adjusted EBITDA(1) of $5.9 million and an adjusted EBITDA margin of 4.0%.
•Opened 9 new stores during the quarter, ending the quarter with 178 stores.
•More than doubled revenue of our contact lens offering.
•Maintained a Net Promoter Score of 80.
Second Quarter 2022 Financial Results
For the second quarter of 2022, compared to the second quarter of 2021:
•Net revenue increased $18.1 million, or 13.7%, to $149.6 million.
•Active customers increased by 180,000, or 8.7%, to 2.26 million.
•Gross profit dollars increased 10.6% to $86.3 million.
•Gross margin was 57.7% compared to 59.3% in the prior year. The decline in gross margin was primarily driven by the increased penetration of contact lenses, which carry lower gross margins than eyeglasses, reflecting Warby Parker’s strategy to grow its contact lens offering, the impact of the growth in the Company's store count driving higher store occupancy and depreciation costs, and an increase in salary and benefit costs associated with optometrists as we scale our eye exam offering across our fleet. This was partially offset by the scaling of progressive lenses and leverage from the Company’s in-house optical laboratory network.
•Selling, general and administrative expenses (“SG&A”) increased $31.6 million to $118.4 million, primarily driven by an increase of $16.2 million in stock-based compensation expense and related employer payroll taxes and $3.3 million of charitable expenses for the donation of stock to the Warby Parker Impact Foundation, partially offset by $4.1 million of costs incurred in the first quarter of 2021 associated with our direct listing. Excluding these expenses in both years, SG&A increased $16.2 million to $88.5 million, on an adjusted basis(1). On this basis, SG&A as a percentage of revenue increased 420 basis points to 59.2% from 55.0%, primarily due to an increase in salary expense for our retail employees due to the growth in our store count, increased corporate overhead expenses, mostly related to costs we incurred to operate as a public company, which we did not incur in Q2 2021, and investments in our technology infrastructure. These costs were partially offset by reduced costs of the Company’s Home Try-On program.
•Net loss increased $21.9 million to $32.2 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) decreased $4.9 million to $5.9 million.
•Adjusted EBITDA margin(1) decreased 420 basis points to 4.0%.
Balance Sheet Highlights
Warby Parker ended the second quarter of 2022 with $211.6 million in cash and cash equivalents.
Updated 2022 Outlook
For the full year 2022, Warby Parker is revising its outlook to the following:
•Net revenue of $584 to $595 million, representing growth of 8% to 10% versus full year 2021.
•Adjusted EBITDA margin(1) of approximately 3.8% to 4.4%, or Adjusted EBITDA(1) of approximately $22 to $26 million, which includes an estimated impact of approximately $7.5 million related to the disruption caused by Omicron to the start of the year.
•40 new store openings bringing total store count to 201.
“We are pleased that our second quarter top-line performance was in-line with our expectations and adjusted EBITDA was ahead, especially given the uncertain macroeconomic environment,” said Chief Financial Officer Steve Miller. “In light of these challenges, we have rationalized our expense base and adopted a new outlook on the remainder of the year. As a leadership team, we are taking a disciplined approach to managing costs to set us up for sustainable growth and profitability.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.

Webcast and Conference Call
A conference call to discuss Warby Parker’s second quarter 2022 results as well as third quarter and full year 2022 outlook is scheduled for 8:00 a.m. ET today. To participate, please dial 844-200-6205 from the U.S. or 929-526-1599 from international locations. The conference passcode is 175643. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the quarter ending September 30, 2022 and the year ending December 31, 2022, and expectations regarding the number of new store openings during the year ending December 31, 2022; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; planned new retail stores in 2022 and going forward; increases in component and shipping costs and changes in supply chain; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; our ability to engage our existing customers and obtain new customers; the growth of our brand awareness; the effects of the ongoing COVID-19 pandemic; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customer is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
Average Revenue per Customer is defined as net revenue for a given period divided by the number of Active Customers as of the end of that same period.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share, Adjusted cost of goods sold (“Adjusted COGS”), Adjusted gross profit, and Adjusted selling, general, and administrative expenses (“Adjusted SG&A”) as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted net income is defined as net income (loss) adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs, and as further adjusted for estimated income tax on such adjusted items.
Adjusted earnings per share is defined as Adjusted net income (loss) divided by weighted average shares outstanding.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted gross profit is defined as net revenue minus Adjusted COGS.

Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA margin guidance to GAAP net income (loss) margin, or Net Margin, or Adjusted EBITDA to GAAP net income (loss) because we do not provide guidance for GAAP Net Margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP Net Margin and Adjusted EBITDA margin and GAAP net income (loss) and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP Net Margin and Adjusted EBITDA to GAAP net income (loss). However, such items could have a significant impact on GAAP Net Margin and GAAP net income (loss).
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in more than 175 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 10 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$211,603	$256,416
Accounts receivable, net	901	992
Inventory	70,791	57,095
Prepaid expenses and other current assets	12,513	13,477
Total current assets	295,808	327,980

Property and equipment, net	128,472	112,195
Right-of-use lease assets	115,463	—
Other assets	3,814	471
Total assets	$543,557	$440,646

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,932	$30,890
Accrued expenses	49,838	60,840
Deferred revenue	18,306	22,073
Current lease liabilities	18,737	—
Other current liabilities	2,047	4,301
Total current liabilities	119,860	118,104

Deferred rent	—	36,544
Non-current lease liabilities	139,735	—
Other liabilities	1,931	—
Total liabilities	261,526	154,648
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000,000 shares authorized at June 30, 2022 and December 31, 2021, 95,592,528 and 94,901,623 issued and outstanding at June 30, 2022 and December 31, 2021, respectively; Class B: 150,000,000 shares authorized at June 30, 2022 and December 31, 2021, 18,978,739 and 18,719,184 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively, convertible to Class A on a one-to-one basis	11	11
Additional paid-in capital	841,699	779,212
Accumulated deficit	(559,540)	(493,241)
Accumulated other comprehensive (loss) income	(139)	16
Total stockholders’ equity	282,031	285,998
Total liabilities and stockholders’ equity	$543,557	$440,646

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$149,624	$131,560	$302,842	$270,533
Cost of goods sold	63,277	53,507	126,849	108,699
Gross profit	86,347	78,053	175,993	161,834
	—	—
Selling, general, and administrative expenses	118,428	86,861	241,814	167,621
Loss from operations	(32,081)	(8,808)	(65,821)	(5,787)

Interest and other income, net	(38)	(440)	108	(306)

Loss before income taxes	(32,119)	(9,248)	(65,713)	(6,093)
Provision for income taxes	47	1,059	586	1,202
Net loss	$(32,166)	$(10,307)	$(66,299)	$(7,295)

Deemed dividend upon redemption of redeemable convertible preferred stock	—	(8,524)	—	(13,137)
Net loss attributable to common stockholders	$(32,166)	$(18,831)	$(66,299)	$(20,432)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.35)	$(0.58)	$(0.38)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	114,679,892	54,019,802	114,393,420	53,986,670

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(66,299)	$(7,295)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,017	9,823
Stock-based compensation	53,908	11,670
Non-cash charitable contribution	3,270	—
Change in operating assets and liabilities:
Accounts receivable, net	89	(112)
Inventory	(13,704)	(7,759)
Prepaid expenses and other assets	(2,385)	126
Accounts payable	1,461	(3,118)
Accrued expenses	(8,367)	(2,689)
Deferred revenue	(3,762)	(8,339)
Other current liabilities	233	1,859
Deferred rent	—	282
Right-of-use lease assets and current and non-current lease liabilities	3,985	—
Other liabilities	1,930	457
Net cash used in operating activities	(14,624)	(5,095)
Cash flows from investing activities
Purchases of property and equipment	(31,869)	(21,215)
Net cash used in investing activities	(31,869)	(21,215)
Cash flows from financing activities
Proceeds from stock option exercises	228	1,369
Proceeds from shares issued in connection with employee stock purchase plan	1,754	—
Employee tax withholding remitted in connection with exercise or release of equity awards	—	(2,532)
Proceeds from repayment of related party loans	—	44
Stock repurchases	—	(8,085)
Payment for Tender Offer	—	(18,031)
Net cash provided by (used in) financing activities	1,982	(27,235)
Effect of exchange rates on cash	(302)	132
Net decrease in cash and cash equivalents	(44,813)	(53,413)
Cash and cash equivalents, beginning of period	256,416	314,085
Cash and cash equivalents, end of period	$211,603	$260,672
Supplemental disclosures
Cash paid for income taxes	$297	$265
Cash paid for interest	62	68
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$3,579	$4,168
Related party loans issued in connection with stock option exercises	—	13,827

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measure, which is net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss	$(32,166)	$(10,307)	$(66,299)	$(7,295)
Adjusted to exclude the following:
Interest and other income, net	38	440	(108)	306
Provision for income taxes	47	1,059	586	1,202
Depreciation and amortization expense	7,880	5,118	15,017	9,823
Stock-based compensation expense(1)	26,867	10,409	54,244	11,670
Non-cash charitable donation(2)	3,270	—	3,270	—
Transaction costs(3)	—	4,091	—	4,369
Adjusted EBITDA	5,936	10,810	6,710	20,075
Adjusted EBITDA margin	4.0%	8.2%	2.2%	7.4%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. For the three and six months ended June 30, 2022, the amount includes $0.1 million and $0.3 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock to the Warby Parker Impact Foundation in May 2022.
(3)    Represents (i) costs directly attributable to the preparation for our Direct Listing and (ii) expenses incurred in connection with the cash tender offer completed in June 2021.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for transaction costs and stock-based compensation expense and related employer payroll taxes.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021	2022	2021	2022	2021
	(unaudited, in millions)		(unaudited, in millions)		(unaudited, in millions)		(unaudited, in millions)
Cost of goods sold	$63.3	$53.5	$63.0	$53.5	$126.8	$108.7	$126.4	$108.7
% of Revenue	42.3%	40.7%	42.1%	40.7%	41.9%	40.2%	41.7%	40.2%

Gross profit	$86.3	$78.1	$86.6	$78.1	$176.0	$161.8	$176.5	$161.8
% of Revenue	57.7%	59.3%	57.9%	59.3%	58.1%	59.8%	58.3%	59.8%

Selling, general, and administrative expenses	$118.4	$86.9	$88.5	$72.4	$241.8	$167.6	$184.8	$151.6
% of Revenue	79.2%	66.0%	59.2%	55.0%	79.8%	62.0%	61.0%	56.0%

Net (loss) income	$(32.2)	$(10.3)	$(1.4)	$3.7	$(66.3)	$(7.3)	$(5.7)	$7.0
% of Revenue	(21.5)%	(7.8)%	(0.9)%	2.8%	(21.9)%	(2.7)%	(1.9)%	2.6%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$63,277	$53,507	$126,849	$108,699
Adjusted to exclude the following:
Stock-based compensation expense(1)	235	—	470	—
Adjusted cost of goods sold	$63,042	$53,507	$126,379	$108,699

Gross profit	$86,347	$78,053	$175,993	$161,834
Adjusted to exclude the following:
Stock-based compensation expense(1)	235	—	470	—
Adjusted gross profit	$86,582	$78,053	$176,463	$161,834

Selling, general, and administrative expenses	$118,428	$86,861	$241,814	$167,621
Adjusted to exclude the following:
Stock-based compensation expense(1)	26,632	10,409	53,774	11,670
Non-cash charitable donation(2)	3,270	—	3,270	—
Transaction costs(3)	—	4,091	—	4,369
Adjusted selling, general, and administrative expenses	$88,526	$72,361	$184,770	$151,582

Net loss	$(32,166)	$(10,307)	$(66,299)	$(7,295)
Provision for income taxes	47	1,059	586	1,202
Loss before income taxes	(32,119)	(9,248)	(65,713)	(6,093)
Adjusted to exclude the following:
Stock-based compensation expense(1)	26,867	10,409	54,244	11,670
Non-cash charitable donation(2)	3,270	—	3,270	—
Transaction costs(3)	—	4,091	—	4,369
Adjusted provision for income taxes(4)	593	(1,572)	2,455	(2,978)
Adjusted net (loss) income	$(1,389)	$3,680	$(5,744)	$6,968

Deemed dividend upon redemption of redeemable convertible preferred stock	—	(8,524)	—	(13,137)
Adjusted net loss attributable to common stock	$(1,389)	$(4,844)	$(5,744)	$(6,169)

Weighted average shares - diluted	114,679,892	54,019,802	114,393,420	53,986,670
Adjusted diluted loss per share	$(0.01)	$(0.09)	$(0.05)	$(0.11)
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. For the three and six months ended June 30, 2022, the amount includes $0.1 million and $0.3 million, respectively, of employer payroll costs associated with releases of RSUs and option exercises, all of which is included in SG&A.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock to the Warby Parker Impact Foundation in May 2022.
(3)    Represents (i) costs directly attributable to the preparation for our Direct Listing and (ii) expenses incurred in connection with the cash tender offer completed in June 2021.
(4)     The adjusted provision for income taxes is based on long-term estimated annual effective tax rates of 29.94%. The Company may adjust its adjusted tax rate as additional information becomes available or events occur which may materially affect this rate, including impacts from the rapidly evolving global tax environment, significant changes in our geographic mix, merger and acquisition activity, or changes in our business outlook.

Contacts
Investor Relations:
Brendon Frey, ICR
Investors@warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.